Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2007

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(16,492,880)
Unrealized Gain (Loss) on Market Value of Futures	64,868,140
Interest Income	1,664,868
ETF Transaction Fees	21,000
Total Income (Loss)	$50,061,128

Expenses
Investment Advisory Fee	$243,125
K-1 Tax Expense	93,000
Brokerage Commissions	89,540
Non-interested Directors' Fees and Expenses	33,251
SEC & FINRA Registration Fees	29,831
NYMEX License Fee	23,090
Total Expenses	$511,837
Net Gain (Loss)	$49,549,291

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/07	$516,300,822
Additions (7,600,000 Units)	539,863,858
Withdrawals (8,600,000 Units)	(620,491,234)
Net Gain (Loss)	49,549,291

Net Asset Value End of Period	$485,222,737
Net Asset Value Per Unit (6,400,000 Units)	$75.82

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2007 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Oil Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502